EXHIBIT 32.1 (906 CERT)


                                  CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, I, Arthur F. Ryan, Chief Executive Officer of The Prudential Insurance Company of America (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, containing the financial statements of The Prudential Variable Contract Real Property Account (a separate account of the Company) and The Prudential Variable Contract Real Property Partnership (the "Report"), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Prudential Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: May 13, 2005

/s/ Arthur F. Ryan
--------------
Name: Arthur F. Ryan
Title: Chief Executive Officer




The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.


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